Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Nos. 333-89872, 333-37986, 333-20405 and 333-184754) on Form S-8 of our report dated August 27, 2020, relating to the consolidated financial statements of Koss Corporation and Subsidiaries as of and for the years ended June 30, 2020 and 2019 appearing in this Annual Report on Form 10-K of Koss Corporation for the year ended June 30, 2020.

/s/ WIPFLI LLP

Milwaukee, Wisconsin

August 27, 2020